As filed with the Securities and Exchange Commission on July 21, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

EA Series Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

19 East Eagle Road Havertown, PA 19083
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Strive 1000 Dividend Growth ETF	NYSE Texas, Inc.
Strive 1000 Growth ETF	NYSE Texas, Inc.
Strive 1000 Value ETF	NYSE Texas, Inc.
Strive 500 ETF	NYSE Texas, Inc.
Strive Emerging Markets Ex-China ETF	NYSE Texas, Inc.
Strive Enhanced Income Short Maturity ETF	NYSE Texas, Inc.
Strive International Developed Markets ETF	NYSE Texas, Inc.
Strive Mid-Cap ETF	NYSE Texas, Inc.
Strive Natural Resources and Security ETF	NYSE Texas, Inc.
Strive Small-Cap ETF	NYSE Texas, Inc.
Strive Total Return Bond ETF	NYSE Texas, Inc.
Strive U.S. Energy ETF	NYSE Texas, Inc.
Strive U.S. Semiconductor ETF	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]
Securities Act Registration file number to which this form relates: 333-195493
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 407 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-195493 and 811-22961), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001592900-24-002387) on November 26, 2024, which is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Funds referenced herein is hereby also incorporated herein by reference.

The Trust currently consists of multiple series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Strive 1000 Dividend Growth ETF	92-0665628
Strive 1000 Growth ETF	92-0617032
Strive 1000 Value ETF	88-4169858
Strive 500 ETF	88-3281367
Strive Emerging Markets Ex-China ETF	88-3257956
Strive Enhanced Income Short Maturity ETF	93-1620607
Strive International Developed Markets ETF	92-2507523
Strive Mid-Cap ETF	99-1226262
Strive Natural Resources and Security ETF	92-1250736
Strive Small-Cap ETF	92-0673852
Strive Total Return Bond ETF	93-1603980
Strive U.S. Energy ETF	88-3034072
Strive U.S. Semiconductor ETF	88-3307734

 Item 2. Exhibits

A.
Registrant’s Restated Certificate of Trust dated April 21, 2022 is incorporated herein by reference to Exhibit (a)(4) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on May 13, 2022 (Accession Number: 0001829126-22-010925).

B.
Registrant’s Agreement and Declaration of Trust dated July 18, 2014 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

C.
Registrant’s Amended By-Laws dated April 21, 2022 are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 275 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on September 28, 2023 (Accession Number: 0001829126-23-006318).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EA Series Trust
July 21, 2025

/s/ Michael Barolsky
Michael Barolsky
Vice President & Secretary